                                                                      Exhibit 25

_______________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                              ____________________
                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                           13-4941247
(Jurisdiction of Incorporation or                  (I.R.S. Employer
organization if not a U.S. national bank)          Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                 10006
(Address of principal                              (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK  10006
                              (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________

                           WEIRTON STEEL CORPORATION
              (Exact name of obligor as specified in its charter)

DELAWARE                                           06-1075442
(State or other jurisdiction of                    (I.R.S. employer
Incorporation or organization)                     Identification no.)


400 THREE SPRINGS DRIVE
WEIRTON, WEST VIRGINIA                             26062-4989
(Address of principal executive offices)           (Zip Code)

                        ______________________________


                      $ 125,000,000  SENIOR NOTES DUE 2004
                      (Title of the indenture securities)
______________________________________________________________________________

ITEM   1. GENERAL INFORMATION.
          Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

     NAME                                     ADDRESS
     ----                                     -------

     Federal Reserve Bank (2nd District)      New York, NY
     Federal Deposit Insurance Corporation    Washington, D.C.
     New York State Banking Department   Albany, NY

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

ITEM   3. -15. NOT APPLICABLE

ITEM  16. LIST OF EXHIBITS.

          EXHIBIT 1 -  Restated Organization Certificate of Bankers Trust
                       Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to
                       Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171.

          EXHIBIT 2 -  Certificate of Authority to commence business -
                       Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


          EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 4 -  Existing By-Laws of Bankers Trust Company, dated as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-65171.

          EXHIBIT 5 - Not applicable.

          EXHIBIT 6 - Consent of Bankers Trust Company required by Section
                      321(b) of the Act. - Incorporated herein by reference to
                      Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

          EXHIBIT 7 - A copy of the latest report of condition of Bankers
                      Trust Company dated as of March 31, 1996.

          EXHIBIT 8 - Not Applicable.

          EXHIBIT 9 - Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 9th day of July, 1996.


                              BANKERS TRUST COMPANY



                              By: /s/ Jackie Bartnick
                                  ---------------------------
                                    Jackie Bartnick
                                    Assistant Vice President

Legal Title of Bank:    Bankers Trust Company       Call Date:  3/31/96    ST-BK:  36-4840      FFIEC 031
Address:                130 Liberty Street          Vendor ID: D           CERT: 00623          Page RC-1
City, State  ZIP:       New York, NY  10006                                                     11
FDIC Certificate No.:   -  0 -  0 -  6 -  2 -  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                     C400
                                                                                                     --------
                                        Dollar Amounts in Thousands                        RCFD  Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------
ASSETS
 1.    Cash and balances due from depository institutions (from Schedule RC-A):
        a.  Noninterest-bearing balances and currency and coin(1).......................   0081   1,145,000  1.a.
        b.  Interest-bearing balances(2)................................................   0071   1,403,000  1.b.
 2.    Securities:
        a.  Held-to-maturity securities (from Schedule RC-B, column A)..................   1754           0  2.a.
        b.  Available-for-sale securities (from Schedule RC-B, column D)................   1773   3,535,000  2.b.
 3    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a.   Federal funds sold..........................................................   0276   3,190,000  3.a.
       b.   Securities purchased under agreements to resell.............................   0277   2,242,000  3.b.
 4.   Loans and lease financing receivables:
       a.   Loans and leases, net of unearned income (from Schedule RC-C)      RCFD 2122         24,678,000  4.a.
       b.   LESS:  Allowance for loan and lease losses.........................RCFD 3123            938,000  4.b.
       c.   LESS:  Allocated transfer risk reserve.............................RCFD 3128                  0  4.c.
       d.   Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus 4.b and 4.c).........................   2125  23,740,000  4.d.
 5.   Assets held in trading accounts...................................................   3545  32,261,000  5.
 6.   Premises and fixed assets (including capitalized leases)..........................   2145     857,000  6.
 7.   Other real estate owned (from Schedule RC-M)......................................   2150     247,000  7.
 8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M).............................................................   2130     253,000  8.
 9.   Customers' liability to this bank on acceptances outstanding......................   2155     402,000  9.
10.   Intangible assets (from Schedule RC-M)............................................   2143      12,000  10.
11.   Other assets (from Schedule RC-F).................................................   2160  11,579,000  11.
12.   Total assets (sum of items 1 through 11)..........................................   2170  80,866,000  12.
                                                                                           ----------------

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company       Call Date:  3/31/96    ST-BK:  36-4840      FFIEC 031
Address:                130 Liberty Street          Vendor ID: D           CERT: 00623          Page RC-2
City, State  ZIP:       New York, NY  10006                                                     12
FDIC Certificate No.:   -  0 -  0 -  6 -  2 -  3


SCHEDULE RC--CONTINUED
                                           Dollar Amounts in Thousands                             Bil Mil Thou
- ----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of totals of columns                                  RCON 2200       7,327,000    13.a.
          A and C from Schedule RC-E, part I)
          (1) Noninterest-bearing(1) ................................................    RCON 6631       2,132,000    13.a.(1)
          (2) Interest-bearing ......................................................    RCON 6636       5,195,000    13.a.(2)
       b. In foreign offices, Edge and Agreement subsidiaries, and  IBFs (from
          Schedule RC-E part II).....................................................    RCFN 2200      18,575,000    13.b.
          (1) Noninterest-bearing ...................................................    RCFN 6631         552,000    13.b.(1)
          (2) Interest-bearing ......................................................    RCFN 6636      18,023,000    13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a. Federal funds purchased....................................................    RCFD 0278       2,324,000    14.a.
       b. Securities sold under agreements to repurchase.............................    RCFD 0279         651,000    14.b.
15.    a. Demand notes issued to the U.S. Treasury...................................    RCON 2840               0    15.a.
       b. Trading liabilities........................................................    RCFD 3548      18,807,000    15.b.
16.    Other borrowed money:
       a. With original maturity of one year or less.................................    RCFD 2332      13,784,000    16.a.
       b. With original maturity of more than one year...............................    RCFD 2333       3,462,000    16.b.
17.    Mortgage indebtedness and obligations under capitalized leases................    RCFD 2910          34,000    17.
18.    Bank's liability on acceptances executed and outstanding......................    RCFD 2920         415,000    18.
19.    Subordinated notes and debentures.............................................    RCFD 3200       1,227,000    19.
20.    Other liabilities (from Schedule RC-G)........................................    RCFD 2930       9,724,000    20.
21.    Total liabilities (sum of items 13 through 20)................................    RCFD 2948      76,330,000    21.
22.    Limited-life preferred stock and related surplus..............................    RCFD 3282               0    22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus.................................    RCFD 3838         500,000    23.
24.    Common stock..................................................................    RCFD 3230       1,002,000    24.
25.    Surplus (exclude all surplus related to preferred stock)......................    RCFD 3839         528,000    25.
26.    a. Undivided profits and capital reserves.....................................    RCFD 3632       2,879,000    26.a.
       b. Net unrealized holding gains (losses) on available-for-sale securities         RCFD 8434     (     8,000)   26.b.
27.    Cumulative foreign currency translation adjustments...........................    RCFD 3284     (   365,000)   27.
28.    Total equity capital (sum of items 23 through 27).............................    RCFD 3210       4,536,000    28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,
       and 28).......................................................................    RCFD 3300      80,866,000    29.
                                                                                         -------------------------

Memorandum
To be  reported only with the March Report of Condition.
   1.  Indicate in the box at the right the number of the statement below that best describes the
       most comprehensive level of auditing work performed for the bank by independent external                    Number
       auditors as of any date during 1994 ...........................................................   RCFD 6724      2     M.1
                                                                                                         -----------------


1  =  Independent audit of the bank conducted in accordance                 4  =  Directors' examination of the bank performed
      with generally accepted auditing standards by a certified                   by other external auditors (may be required
      public accounting firm which submits a report on the bank                   by state chartering authority)
2  =  Independent audit of the bank's parent holding company                5  =  Review of the bank's financial statement by
      conducted in accordance with generally accepted auditing                    external auditors
      standards by a certified public accounting firm which                 6  =  Compilation of the bank's financial statements
      submits a report on the consolidated holding company                        by external auditors
      (but not on the bank separately)                                      7  =  Other audit procedures (excluding tax prep-
3  =  Directors' examination of the bank conducted in                             aration work)
      accordance with generally accepted auditing standards                 8  =  No external audit work
      by a certified public accounting firm (may be required by
      state chartering authority)

- --------------------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.